EXHIBIT 99.1

Arbutus Announces Conference Call to Provide a Corporate Update and First Quarter 2018 Financial Results

VANCOUVER, British Columbia and WARMINSTER, Pa., April 30, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that it will hold a conference call on Thursday, May 3, 2018 at 1:30 PM Pacific Time (4:30 PM Eastern Time) to discuss first quarter 2018 financial results and provide a corporate update.

To access the conference call, a live webcast of the call can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 4169558.

About Arbutus

Arbutus Biopharma Corporation is a publicly traded (Nasdaq:ABUS) biopharmaceutical company dedicated to discovering, developing, and commercializing a cure for patients suffering from chronic Hepatitis B (HBV) infection. Arbutus is developing multiple drug candidates, each of which have the potential to improve upon the standard of care (SOC) and contribute to a curative combination regimen to improve patient outcomes and deliver a potential cure for HBV. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com